THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

Warrant No. W-Feb2008-__

COMMON STOCK PURCHASE WARRANT

To Purchase [50% X (Issue Amount)/(Conversion Price)] Shares of Common Stock of

ACCESS PHARMACEUTICALS, INC.

THIS IS TO CERTIFY THAT _______________, or registered assigns (the “Holder”), is entitled, during the Exercise Period (as hereinafter defined), to purchase from Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $3.50 per share (as adjusted herein), all on and subject to the terms and conditions hereinafter set forth.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Additional Shares of Common Stock” means any shares of Common Stock issued by the Company after the Closing Date other than: (A) shares of Common Stock issued upon the conversion of the Preferred Stock, the exercise of the warrants issued pursuant to the Purchase Agreement or payment of dividends on the Preferred Stock, (B) shares of Common Stock issued upon the exercise of any warrants or options (collectively, the “Existing Warrants”) outstanding on the date hereof; provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (C) shares of Common Stock issued, stock awards or options under, or the exercise of any options granted pursuant to, any stock-based compensation plans of the Company duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (in each case, at issuance or exercise prices at or above fair market value), (D) shares of Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock, (E) shares of Common Stock or Common Stock Equivalents issued in connection with a bona-fide strategic transaction approved by the Board of Directors of the Company, the primary purpose of which is not to provide financing to the Company or (F) shares of Preferred Stock and warrants to purchase Common Stock, in each case, issued pursuant to the Purchase Agreement.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company’s Board of Directors and having no prior relationship with the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other government actions to close.

“Change of Control” means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act), other than SCO Capital Partners LLC and its Affiliates, of more than one-half of the voting rights or equity interests in the Company other than in connection with the exercise or conversion of currently outstanding warrants or convertible securities; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company’s voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction; or (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Closing Date” means February 4, 2008.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means (except where the context otherwise indicates) the Common Stock, $0.01 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the

Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6.

“Common Stock Equivalents” has the meaning set forth in Section 4.3.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified,

(1) if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and

(b) the Appraised Value per share of Common Stock at such date,

or

(2) if there shall then be a public market for the Common Stock, the average of the daily market prices for the trading day immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the Pink Sheets LLC, (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of FINRA selected in good faith by the Holder and reasonably acceptable to the Company.

“Current Warrant Price” means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $3.50 per share of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Period” means the period during which this Warrant is exercisable pursuant to Section 2.1.

“Expiration Date” means February 4, 2014.

“GAAP” means generally accepted accounting principles in the United States of America as from time to time in effect.

“FINRA” means the Financial Industry Regulatory Authority, or any successor entity thereto.

“Other Property” has the meaning set forth in Section 4.6.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Preferred Stock” shall mean the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, issued pursuant to the Purchase Agreement.

“Purchase Agreement” means that certain Preferred Stock and Warrant Purchase Agreement dated as of November 7, 2007, as amended, among the Company and the other parties named therein, pursuant to which this Warrant was originally issued.

“Restricted Common Stock” means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” means any day on which the primary market on which shares of Common Stock are listed or quoted is open for trading, or, if the Common Stock is not then listed or quoted for trading on any public market, Trading Day shall mean a Business Day.

“Transfer” means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Warrants” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

“Warrant Stock” means the ____________ shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

2. Exercise of Warrant.

2.1. Manner of Exercise. From and after the Closing Date, and until 5:00 P.M., New York time, on the Expiration Date (the “Exercise Period”), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder. The exercise price per share of the Common Stock under this Warrant shall be the Current Warrant Price, subject to adjustment hereunder.

(i) In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, and (ii) payment of the Warrant Price as provided herein. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney.

(ii) Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or if permitted pursuant to the terms of this Warrant such other name as shall be designated in the notice. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and there is an effective Registration Statement permitting the resale of the Warrant Stocks by the Holder, and otherwise by physical delivery to the address specified by the Holder in the exercise notice within 3 Trading Days from the delivery to the Company of the exercise notice, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Stock subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Stock subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

(iii) If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(iv) Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Stock available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final exercise notice is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Stock available hereunder shall have the effect of lowering the outstanding number of Warrant Stock purchasable hereunder in an amount equal to the applicable number of Warrant Stock purchased. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(v) Payment of the Warrant Price may be made at the option of the Holder by: (i) certified or official bank check payable to the order of the Company, (ii) wire transfer of immediately available funds to the account of the Company or (iii) the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

(vi) If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to Section 2.1(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(vii) The Holder and the Company shall maintain records showing the number of Warrant Stock purchased and the date of such purchases. The Company shall deliver any objection to any exercise notice within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Stock hereunder, the number of shares of Warrant Stock available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

2.3. Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a Holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 10 and 13 of this Warrant.

2.4. Restrictions on Exercise Amount.

(i) Unless a Holder delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section 2.4(i) shall not apply to such Holder, the Holder may not acquire a number of shares of Warrant Stock to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 4.99% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Except as set forth in the preceding sentence, for purposes of this Section, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any the Preferred Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Each delivery of a notice of exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Warrant Stock requested in such notice of exercise is permitted under this paragraph.

(ii) In the event the Company is prohibited from issuing shares of Warrant Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon exercise of this Warrant.

3. Transfer, Division and Combination.

3.1. Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with this Section 3.1 and all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C hereto and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

3.2. Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is eligible for resale without registration pursuant to Rule 144(k) under the Exchange Act or such Warrant Stock is registered for sale under an effective registration statement filed under the Securities Act, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

In addition, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Warrant Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, such Warrant Stock is registered for sale under an effective registration statement filed under the Securities Act.

3.3. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4. Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.1. Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

(i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

(1) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

(2) the Current Warrant Price shall be adjusted to equal:

(A) the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

(B) the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

4.2. Issuance of Additional Shares of Common Stock.

(i) If, at any time while this Warrant is outstanding, the Company shall issue or sell any Additional Shares of Common Stock in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued or sold, then the Current Warrant Price immediately prior to such issue or sale shall be reduced to a price equal to the lowest price per share of the Additional Shares of Common Stock received by or to be received by the Company upon such issue or sale of such Additional Shares of Common Stock.

(ii) The provisions of paragraph 4.2(i) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1.

4.3. Issuance of Common Stock Equivalents. If, at any time while this Warrant is outstanding, the Company shall issue or sell any warrants or rights to subscribe for or purchase any Additional Shares of Common Stock or any securities exchangeable or convertible into Additional Shares of Common Stock (regardless of the number of shares of Common Stock that the Company is then authorized to issue) (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the Current Warrant Price shall be adjusted as provided in Section 4.2 on the basis that the Additional Shares of Common Stock issuable pursuant to such Common Stock Equivalents shall be deemed to have been issued and the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments to the Current Warrant Price shall be made under this Section 4.3 upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

4.4. Superseding Adjustment.

(i) If, at any time after any adjustment of the Current Warrant Price shall have been made pursuant to Section 4.3 as the result of any issuance of Common Stock Equivalents, (x) the right to exercise, convert or exchange all of such Common Stock Equivalents shall expire unexercised, or (y) the conversion rate or consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased solely by virtue of provisions therein contained for an automatic increase in such conversion rate or consideration per share upon the occurrence of a specified date or event, then, unless any of such Common Stock Equivalents have previously been converted or exercised at the original price, any such previous adjustments to the Current Warrant Price shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation, provided, however, such readjustment to the Current Warrant Price described in this Section shall not effect any exercises of this Warrant effected at any time prior to such readjustment.

(ii) Upon the occurrence of an event set forth in Section 4.4(i) above there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the conversion rate or consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment to the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

4.5. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

(a) When Adjustments to Be Made. The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c) When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Escrow of Stock. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

4.6. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a) If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event. The Company shall not effect any Change of Control without the prior written consent of the holders of a majority in interest of the Warrants (as defined in the Purchase Agreement) (in addition to any other consent or voting rights with respect to such Change of Control that such holders may have pursuant to this Warrant or applicable law) unless the resulting successor or acquiring entity (if not the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, assumes by written instrument all of the obligations of this Warrant and the Transaction Documents (as defined in the Purchase

Agreement). Notwithstanding anything to the contrary, in the event of a Change of Control that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Change of Control involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Change of Control, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Change of Control, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Change of Control and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Change of Control.

(b) In case of any such Change of Control described in Section 4.6(a) above, the resulting, successor or acquiring entity (if not the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall assume by written instrument all of the obligations of this Warrant and the Transaction Documents (as defined in the Purchase Agreement), subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Change of Control transactions.

4.7. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4 or any other action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

4.8. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

4.9. Stock Transfer Taxes. The issue of stock certificates upon exercise of this

Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

5. Notices to Warrant Holders.

5.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

5.2. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(d) the Company shall cause the holders of its Common Stock to be entitled to receive (i) any dividend or other distribution of cash, (ii) any evidences of its indebtedness, or (iii) any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof and the rights under the Company’s Rights Agreement, dated as of October 31, 2001, by and between the Company and American Stock Transfer & Trust Company as Rights Agent (the “Rights Agreement”)); or (iv) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 15 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 15.2. Notwithstanding the forgoing provisions of this Section 5.2, the Company shall give to the Holder at least seven (7) Business Days prior written notice of the occurrence of any Distribution Date (as defined in the Rights Agreement).

5.3. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

6. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. Reservation and Authorization of Common Stock; Registration With Approval of Any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants (without regard to any ownership limitations provided in Section 2.4(i)). All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. Registration Rights. The resale of the Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain Investor Rights Agreement dated as of the Initial Closing Date (as defined in the Purchase Agreement), among the Holder, the Company and the other parties named therein, as amended (the “Investor Rights Agreement”). The Holder acknowledges that pursuant to the Investor Rights Agreement, the Company has the right to request that the Holder furnish information regarding such Holder and the distribution of the Warrant Stock as is required by law or the Commission to be disclosed in the Registration Statement (as such term is defined in the Investor Rights Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus included therein and/or amended Registration Statement.

10. Supplying Information. Upon any default by the Company of its obligations hereunder or under the Investor Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11. Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13. Financial and Business Information.

13.1. Quarterly Information. The Company will deliver to the Holder, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP (except as may be indicated thereon or in the notes thereto) and accompanied by the certification of the Company’s chief executive officer or chief financial officer that such financial statements present fairly the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be; provided, however, that the Company shall have no obligation to deliver such quarterly information under this Section 13.1 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.2. Annual Information. The Company will deliver to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company; provided, however, that the Company shall have no obligation to deliver such annual information under this Section 13.2 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.3. Filings. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

14. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the Company.

15. Miscellaneous.

15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other material provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

15.2. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

15.3. Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

15.4. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

15.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

15.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

15.7. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflicts of laws. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service thereof may be made by certified or registered mail directed to the Company pursuant to Section 15.2.

15.8. Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

15.9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

[Signature Page Follows]

IN WITNESS WHEREOF, Access Pharmaceuticals, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: ________________, 2008

ACCESS PHARMACEUTICALS, INC.
By:
Name:
Title:

Attest:

By:
Name:
Title:	Secretary

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

1. The undersigned hereby elects to purchase _________ shares of the Common Stock of Access Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. The undersigned hereby elects to convert the attached Warrant into Common Stock of Access Pharmaceuticals, Inc. through “cashless exercise” in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

[and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.]

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Access Pharmaceuticals, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

(Name and Address of Assignee)

(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_________________________________

(Print Name and Title)
(Signature)
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF INVESTMENT REPRESENTATION LETTER

In connection with the acquisition of [warrants (the “Warrants”) to purchase ____ shares of common stock of Access Pharmaceuticals, Inc. (the “Company”), par value $0.01 per share (the “Common Stock”)][___shares of common stock of Access Pharmaceuticals, Inc. (the “Company”), par value $0.01 per share (the “Common Stock”) upon the exercise of warrants by ________], by _______________ (the “Holder”) from _____________, the Holder hereby represents and warrants to the Company as follows:

The Holder (i) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”); and (ii) has the ability to bear the economic risks of such Holder’s prospective investment, including a complete loss of Holder’s investment in the Warrants and the shares of Common Stock issuable upon the exercise thereof (collectively, the “Securities”).

The Holder, by acceptance of the Warrants, represents and warrants to the Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder’s own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.

[The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are “restricted securities” and the certificate(s) representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Holder under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

“[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. [NEITHER] THE SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] MAY [NOT] BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”]*

______________
*	Bracketed language to be inserted if applicable.

IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed this __ day of __________ 200_.

[Name]

By:
Name:
Title: